CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2012, relating to the financial statements and financial highlights which appear in the October 31, 2012 Annual Reports to Shareholders of Goldman Sachs Structured Large Cap Growth Fund, Goldman Sachs Structured Large Cap Value Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Structured Small Cap Growth Fund, Goldman Sachs Structured Small Cap Value Fund, Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Structured Emerging Markets Equity Fund, Goldman Sachs Structured International Equity Fund, Goldman Sachs Structured International Small Cap Fund, Goldman Sachs Concentrated International Equity Fund, Goldman Sachs International Small Cap Fund, Goldman Sachs Strategic International Equity Fund, Goldman Sachs Asia Equity Fund, Goldman Sachs BRIC Fund, Goldman Sachs China Equity Fund, Goldman Sachs N-11 Equity Fund, Goldman Sachs Emerging Markets Equity Fund, and Goldman Sachs Retirement Portfolio Completion Fund. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2013